                                                                   EXHIBIT 10.15


                        OEM SOFTWARE LICENSING AGREEMENT
              SOFTWARE LICENSE and DERIVATIVE PRODUCT DISTRIBUTION

     THIS Agreement (the "Agreement") is made and entered into in San Jose, California, and is effective as of 4/30/99. ("Effective Date") between Lynx Real-Time Systems, Inc., a California corporation with principal offices at 2239 Samaritan Drive, San Jose, CA 95124 ("Lynx"), and XEROX CORPORATION, a New York corporation, with offices at 200 Cross Keys Office Park, Fairport, NY 14450 ("Licensee").

     IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

--------------------------------------------------------------------------------


1  DEFINITIONS
   -----------

   1.1 "Licensed Software" means all software and Documentation delivered pursuant to this Agreement, as listed in Exhibit B, and shall include all Error Corrections, modifications, improvements, enhancements, additions, Underlying Software, Updates, releases and versions thereof.

   1.2 "Underlying Software" means a binary executable version of a certain computer program which Lynx has either created or has the ownership of or a licensable right in and which is a portion of one of the software programs identified as Licensed Software in Exhibit B, including Updates and Error Corrections.

   1.3 "Derivative Product" means any work derived from, the Underlying Software, which derivation was created or developed, at the expense of, or on the initiative of Licensee.

   1.4 "Licensee Product(s)" shall mean an integrated product combining a Derivative Product with a controller board which may consist of, without limitation, Intel x86 family of microprocessor hardware and/or software owned, developed and/or licensed by Licensee.

   1.5   "Documentation" shall mean all written materials as listed in Schedule
1.

   1.6 "Licensee" means Xerox Corporation, Xerox Europe, Fuji Xerox Co., Ltd., and their respective subsidiaries and affiliates.

   1.7 "Confidential Information" means information concerning the business, plans, customers, and/or products of a party to this Agreement that is of substantial value to that party, which value would be impaired if such information were disclosed to third parties and which is marked "proprietary" or "confidential" when disclosed, or if disclosed orally, is reduced to writing and delivered to the receiving party as such within thirty (30) days after the initial disclosure. Notwithstanding the foregoing, the Underlying Software and the Licensed Software, excluding Documentation, shall be deemed to be the Confidential Information of Lynx, whether or not marked as such.

Confidential Information as defined herein does not include the technology or source code of either party and should the exchange of such be required the parties will execute a separate agreement.

   1.8 "Site" means the location of the Licensee facility. Licensee may change the location of the Site provided there is not more than one (1) Site at a time and provided that Licensee notifies LYNX in writing prior to the change.

   1.9 "Support Contacts" means the persons designated by Licensee in Appendix A who are the primary point of contact to communicate with LYNX on any problems, questions, and/or issues related to the Licensed Software.

   1.10 "Error" means a failure attributed to the Licensed Software or its Documentation, which causes the Licensed Software to deviate materially from all portions of the Documentation except that portion of the Documentation that contains disclaimers against errors in the documentation software and fitness for a particular purpose.

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     1.11 "Error Correction" means either a software modification, patch, or addition that, when made or added to the Licensed Software, establishes material conformity of the Licensed Software to the Documentation.

     1.12 "Workaround" means a procedure, routine, or suitable alternate solution that, when observed in the regular operation of the Licensed Software, allows the user to get around the problem or practical adverse effect on the Licensed Software of an Error or nonconformity. The workaround may include alternate methods of implementation to achieve a similar but not identical solution.

     1.13 "Update" means any modification or addition that, when made or added to the Licensed Software, fixes bugs and may provide functionality enhancements, but does not change the overall utility or functional capability. An update generally includes all Error Corrections provided as patches for the current version of the Licensed Software. There may be exceptions to this and these shall be communicated to Licensee, on a case by case basis and resolved in a mutually agreed upon manner and time frame. Updates are done within the current major release level.

     1.14 "Upgrade" means any modification or addition that, when made or added to the Licensed Software, substantially changes the overall utility or functional capability. Upgrades are denoted by major release level changes.

     1.15 "Normal Working Hours" means the hours between 8:00 a.m. and 5:00 p.m., Pacific Time, on the days Monday through Friday, excluding the regularly scheduled LYNX holidays.

     1.16 "Acknowledgement" means LYNX's (1) initial acknowledgement of problem receipt and (2) acknowledgement that LYNX has been able to reproduce the problem.

     1.17 "Target Closure Time" means LYNX's final disposition of Licensee's request regarding the Licensed Software.

     1.18 Error Severity Level: The following are the definitions for the different Error severity levels, as discussed in Section 3 of Exhibit A.

Critical - Real data loss or corruption, or essential part of the system is unusable.

High - A major feature or tool does not work as documented and no reasonable Workaround exists. Examples are: failure of major features of product builds, kernel crashes outside routine operation (e.g. debugging).

Medium - Failure of a minor feature or tool, or a feature does not work as documented, but a Workaround exists.

Low - Cosmetic, as in output field alignment, obvious typographical errors or poor grammar.

2.   GRANT OF LICENSE
     ----------------

     2.1  License. Subject to the terms and conditions of this Agreement, Lynx
          -------
hereby grants Licensee the rights as defined in Exhibit A, attached hereto. Licensee agrees to the restrictions, obligations and other terms set forth in Exhibit A.

3.   PAYMENT & COMPENSATION
     ----------------------

     3.1  Fees & Royalties. Licensee shall pay fees, if any, and royalties
          ----------------
according to the terms of Exhibits A & B. Upon execution of this Agreement, Lynx will invoice Licensee for all applicable fees not previously paid as defined in Exhibit B. Licensee agrees to pay all such invoices within 45 days of receipt.

     3.2  Taxes. Amounts payable to Lynx under this Agreement are payable in
          -----
full to Lynx without deduction and are net of taxes (including any withholding tax) and customs duties. In addition to such amounts, Licensee shall pay sums equal to taxes (including, without limitation, sales, withholding, value-added and similar taxes) and customs duties paid or payable, however designated, levied, or based on amounts payable to Lynx hereunder but exclusive of United States federal, state, and local taxes on Lynx's net income.

     3.3  Reports. Licensee shall, within sixty (60) days of the end of each
          -------
calendar quarter, deliver to Lynx a report detailing the number of revenue bearing installations of Licensee Product, if any, and the number of shipments of Licensee Product to Licensee's OEM customers, if any, during the previous calendar quarter, and setting forth the aggregate royalties due and owing to Lynx thereon.

          A check for the amount of aggregate royalties owed shall be delivered to Lynx within the same 60 day period. All payments hereunder will be in U.S. Dollars, without deductions of any kind. Any payments made by Licensee under this Agreement shall be non-refundable to Licensee.

     3.4  Audit Rights. Licensee agrees to make and to maintain until the
          ------------
expiration of two (2) years after each royalty report issued under this Agreement, sufficient books, records and accounts to confirm Licensee's royalty obligations hereunder. Lynx shall have the right not more than once every calendar year to examine such books, records and accounts during Licensee's normal business hours to verify Licensee's reports on the amount of payments made to Lynx under this Agreement, and Licensee's compliance with the terms and conditions of this Agreement. If any such examination discloses a shortfall in the royalties due to Lynx hereunder, Licensee shall reimburse Lynx for the full amount of shortfall. If any such examination discloses an overpayment in the royalties due to Lynx hereunder, Lynx shall reimburse Licensee for the full amount of the overpayment. Should an audit discover any errors or omissions by Licensee amounting to more than five percent (5%) of the amount due during any given period, Licensee shall reimburse Lynx for the costs of such audit.

4.   PROPRIETARY RIGHTS
     ------------------

     4.1  Licensed Software. Licensee shall not be an owner of any copies of the
          -----------------
Licensed Software, but, rather, is licensed pursuant to this Agreement to use such copies. Licensee acknowledges and agrees that, as between Licensee and Lynx, all right, title and interest in the Licensed Software and any part thereof, including, without limitation, all rights to patent, copyright, trademark and trade secret rights and all other intellectual property rights therein and thereto, and all copies thereof, in whatever form, including any written Documentation shall at all times remain solely with Lynx.

     4.2  Derivative Products. Notwithstanding the foregoing, Licensee shall
          -------------------
retain all right, title and interest in and to modifications to the Underlying Software made by Licensee pursuant to the license in Section 2 above, the Derivative Products, subject always to Lynx's ownership rights and copyright rights in the Underlying Software as such ownership rights are licensed to Licensee pursuant to this Agreement.

5.   CONFIDENTIALITY
     ---------------

     5.1  General. Lynx and Licensee agree to keep confidential and not to
          -------
disclose or make available to any third party Confidential Information received from the other in any form without the express written approval of the other. Each party agrees not to use such Confidential Information except to the extent necessary to perform under this Agreement, and neither party shall intentionally circulate the Confidential Information of the other party within its own organization except to those with a specific need to know.

Licensee shall retain in strict confidence the Licensed Software and use the Licensed Software only as expressly licensed herein. Licensee agrees that it will under no circumstances distribute or in any way disseminate or disclose the Licensed Software to third parties, except as expressly provided in this Agreement.

The obligations of both parties recited herein shall terminate with respect to any portion of such Confidential Information when and to the extent it is or becomes: (a) part of the public domain through no fault of the other party: (b) communicated by the disclosing party to a third party free of any obligation of confidence: (c) independently developed by the receiving party without access to or use of the Confidential Information of the disclosing party: (d) known to the receiving party free of any obligation of confidence from a source other than the disclosing party without breach of this Agreement and not otherwise in violation of the disclosing party's rights.

The obligations of this Section 5.1 with respect to Confidential Information, other than Licensed Software, shall cease upon the third anniversary of the initial disclosure of such Confidential Information.

6    WARRANTY & DISCLAIMER
     ---------------------

     6.1 LYNX REPRESENTS AND WARRANTS THAT LYNX OWNS ALL RIGHTS AND TITLE TO THE LICENCED SOFTWARE OR OTHERWISE HAS SUFFICIENT RIGHTS TO GRANT LICENSEE THE LICENSES GRANTED HEREIN. LYNX FURTHER WARRANTS THAT THE LICENSED SOFTWARE IS SUBSTANTIALLY FREE FROM PROGRAM ERROR AND THAT IT FULLY CONFORMS WITH THE DOCUMENTATION AS LISTED IN

SCHEDULE I. EXCEPT THE PORTION OF THE DOCUMENTATION THAT CONTAINS DISCLAIMERS AGAINST ERRORS IN THE DOCUMENTATION OR SOFTWARE AND FITNESS FOR A PARTICULAR PURPOSE, LICENSEE'S SOLE REMEDY UNDER THE PRECEEDING SENTENENCE SHALL BE IN ACCORDANCE WITH THE TERMS OF THE SUPPORT AGREEMENT. FOR A PERIOD OF NINETY (90) DAYS FROM THE DATE OF DELIVERY, THE MEDIA ON WHICH THE LICENSED SOFTWARE IS FURNISHED WILL BE FREE FROM MATERIAL DEFECTS IN MATERIALS AND WORKMANSHIP.
(IF ANY PROGRAM ERRORS OR DEFECTS ARE FOUND IN THE MEDIA DURING THE ABOVE NINETY
(90) DAY WARRANTY PERIOD, LYNX SHALL CORRECT SUCH ERRORS OR REPLACE SUCH DEFECTIVE MEDIA AT NO CHARGE TO LICENSEE, EXCEPT FOR THE ABOVE EXPRESS LIMITED WARRANTIES. THE LICENSED SOFTWARE IS PROVIDED "AS IS." LYNX MAKES NO WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND LYNX SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A
PARTICULAR PURPOSE. LYNX DOES NOT WARRANT THAT USE OF THE LICENSED SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE, WILL MEET LICENSEE'S REQUIREMENTS, OR THAT THEY WILL OPERATE WITH THE COMBINATION OF HARDWARE AND SOFTWARE SELECTED BY LICENSEE.

     6.2   Year 2000 Warranty. LYNX represents and warrants that the Licensed
           ------------------
Software, when used in accordance with all LYNX-supplied Documentation, and provided that every product used in combination with such Licensed Software properly exchanges date data with it, will correctly process dates and date data before and after January 1, 2000 (i.e., such LYNX Product is "Year 2000 Ready").

In the event, that the Licensed Software is not Year 2000 Ready, LYNX will use commercially reasonable efforts to provide to Licensee with an Error Correction or Update in accordance with the Correction Schedule identified in Exhibit A hereto.

LYNX will have no liability for indirect, special, incidental or consequential damages, under any theory of liability and whether or not LYNX has been advised of the possibility of such damages.

     7.    TERM AND TERMINATION
           --------------------

           7.1       Term. This Agreement shall become effective upon the
                     ----
Effective Date and shall be perpetual provided neither party terminates or has terminated this Agreement under the terms and conditions herein.

           7.2       Termination. This Agreement may be terminated by either
                     -----------
party upon notice if the other party (i) breaches any material term or condition of this Agreement and fails to remedy the breach within sixty (60) days after being given notice thereof: provided, however, that if such breach cannot be cured within such sixty (60) day period, but the breach is capable of cure within a reasonable period of time which is acceptable to the other party and the breaching party diligently pursues such cure, the breaching party shall be allowed such agreed time period to cure such default, (ii) becomes the subject of any voluntary or involuntary proceeding under the U.S. Bankruptcy Code or state insolvency proceeding and such proceeding is not terminated within sixty
(60) days of its commencement, (iii) ceases to be actively engaged in business. Additionally, Licensee shall have the right to terminate this Agreement upon thirty (30) days notice to LYNX.

          7.3        Effect of Termination. Should this Agreement be terminated
                     ---------------------
for any reason:

                     (a) the licenses granted to Licensee hereunder shall terminate except that if termination is on account of material breach by LYNX. Licensee may continue to distribute the Underlying Software as part of those Licensee Products in production and inventory upon the termination of this Agreement (but not including new models, upgrades, line extensions, updates or any new products of any kind) for so long as such Licensee Products are manufactured or distributed by Licensee and subject to continued payment of royalties as set forth in Section 3.3. Licensee's rights (but not end users sublicensed hereunder) shall terminate with respect to each Licensee Product upon Licensee's discontinuation of each such Licensee Product in production and inventory at the time of termination of this Agreement;

     (b) end users sublicensed hereunder shall be permitted perpetual use of the Underlying Software contained in the Derivative Product according to the terms of their sublicense agreements;

     (c) each party shall return the Confidential Information of the other party or shall certify to the other party that such Confidential Information has been destroyed.

     7.4   Survival of Certain Terms. The Provisions of Sections 3, 4, 5, 6, 7,
           -------------------------
9, 10, 11, and 12 will survive the termination of this Agreement for any reason. In addition, termination of this Agreement shall not release Licensee from its liability to pay to Lynx any royalties which shall have accrued to Lynx at the time such termination becomes effective, or which accrue to Lynx after the effective date of such termination. All other rights and obligations of the parties will cease upon termination of this Agreement.

8.    TRADEMARK LICENSE
      -----------------

      8.1. Use. During the term of this Agreement, Licensee shall have the right
           ---
to indicate to the public that it utilizes the Licensed Software in the Licensee Product, and to advertise such utilization under the trademarks, marks, and trade names that Lynx may adopt from time to time ("Lynx's Trademarks"). Licensee shall reproduce any of Lynx's Trademarks marked in or on the Licensed Software on each copy made by Licensee. Nothing herein shall grant to Licensee any right, title or interest in Lynx's Trademarks, and Licensee shall have no right to sublicense the rights to use Lynx's trademarks to Sub-distributors or another third party. At no time during the term of this Agreement shall Licensee challenge or assist others to challenge Lynx's Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Lynx.


      8.2  Approval of Representations. All representations of Lynx's
           ---------------------------
Trademarks that Licensee intends to use shall first be submitted to Lynx for approval (which shall not be unreasonably withheld) of design, color, and other details or shall be exact copies of those used by Lynx. Lynx agrees to approve or disapprove of any representation of Lynx's Trademarks within fifteen (15) business days of receipt of samples of such representation, provided failure of Lynx to respond within such fifteen (15) business day period shall be determined an approval, Licensee may not use any representation of Lynx's Trademarks unless they have been so approved by Lynx and only as approved by Lynx.

9.    LIMITED LIABILITY
      -----------------

      IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR LOST PROFITS, LOSS OF DATA, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR OTHER DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE, AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE PARTIES AGREE THAT THIS SECTION 9 REPRESENTS REASONABLE ALLOCATION OF RISK

10.   MAINTENANCE
      -----------

      Any obligation Lynx may have to provide support, updates or maintenance to the Licensee shall be pursuant to a Support Agreement pursuant to Exhibit D. Licensee shall have the sole obligation to support all Licensee Product(s) distributed by Licensee.

11.   INTELLECTUAL PROPERTY
      ---------------------
      INFRINGEMENT INDEMNITY
      ----------------------

      11.1  Indemnity. Lynx agrees at its own expense, to defend or at its
            ---------
option to settle, any claim or action brought against Licensee to the extent that it is based on a claim that the Licensed Software, when used or distributed within the scope of this Agreement, infringes any patent, copyright, trademark or trade secret of any third party; and Lynx agrees to pay any settlements entered into or damages finally awarded against Licensee to the extent based on such a claim; provided that Licensee provides Lynx with (i) prompt written notice of such claim or action, (ii) sole control and authority over the defense or settlement of such claim or action and (iii) proper and full information and reasonable assistance to defend and/or settle any such claim or action. Notwithstanding the above, Licensee shall be entitled at its option and cost to retain its own counsel, which counsel shall participate in all proceedings in a manner consistent with the above provisions. If a final injunction is entered, or Lynx believes, in its sole discretion, is likely to be entered prohibiting Licensee from exercising its right to use the Licensed Software.

granted hereunder. Lynx, at its sole option and expense, may either (i) procure for Licensee the right to use and distribute the Licensed Software as provided herein, (ii) replace the Licensed Software with other non-infringing products;
(iii) suitably modify the Licensed Software so that it is not infringing; or
(iv) accept return of the Licensed Software and refund the amortized value of such Licensed Software to Licensee. Lynx will not be liable for any costs or expenses incurred without its prior written authorization.

     11.2  Limitations. Notwithstanding the provisions of Section 11.1 above,
           -----------
Lynx assumes no liability for infringement claims arising from (i) combination of the Licensed Software with other products not provided by Lynx, but not covering the Licensed Software standing alone, or (ii) the modification of the Licensed Software unless such modification was made by Lynx.

     11.3  Disclaimer. THE FOREGOING PROVISIONS OF THIS SECTION 11 STATES THE
           ----------
ENTIRE LIABILITY AND OBLIGATIONS OF LYNX AND THE EXCLUSIVE REMEDY OF LICENSEE, WITH RESPECT TO ANY ALLEGED OR ACTUAL INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE LICENSED SOFTWARE.

12.  GENERAL PROVISIONS
     ------------------

     12.1  Independent Contractors. The relationship of Lynx and Licensee
           -----------------------
established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed (i) to constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking. All financial obligations associated with Licensee's business are the sole responsibility of Licensee. All sales and other agreements between Licensee and its customers are Licensee's exclusive responsibility and shall not affect Lynx's obligations under this Agreement. Licensee shall be solely responsible for, and shall indemnify, defend, and hold Lynx harmless of any costs, liabilities and expenses against all claims, damages, and lawsuits arising from the acts and omissions of Licensee, its employees, servants, agents or any of them, provided that Lynx provides Licensee with (i) prompt written notice of such claim or action, (ii) sole control and authority over the defense or settlement of such claim or action and (iii) proper and full information and reasonable assistance to defend and/or settle any such claim or action. Licensee will not be liable for any costs or expenses incurred without its prior written authorization.

     12.2  Governing Law. This Agreement shall be interpreted and governed by
           -------------
the laws of the State of New York, without reference to conflict of laws principles.

     12.3  Jurisdiction. For any disputes arising out of this Agreement the
           ------------
parties consent to the personal and exclusive jurisdiction of, and venue in, the state or federal courts within Monroe County, New York.

     12.4  Entire Agreement. This Agreement, along with a Support Agreement if
           ----------------
required, constitutes the entire and exclusive Agreement(s) between the parties hereto with respect to the subject matter hereof and supersedes and cancels all previous registrations, agreements, commitments and writings in respect thereof.

     12.5  Modification. No Modification to this Agreement, nor any waiver of
           ------------
any rights, shall be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

     12.6  Assignment. This Agreement and the license provided hereunder are not
           ---------
assignable without the prior written consent of Lynx which shall not be unreasonably withheld. Any attempt at assignment without such consent shall be null and void and of no force and effect.

     12.8  Disputes. The parties will attempt to settle any claim or controversy
           --------
arising out of this Agreement through good faith negotiations and mutual cooperation. If those attempts fail, then the dispute will be first submitted to a mutually acceptable neutral advisor for mediation. Neither party may unreasonably withhold acceptance of such an advisor, and selection of the advisor shall be made within forty-five (45) days after written notice by one party demanding such resolution. The cost of such mediation shall be shared equally by both parties. Any dispute, which cannot be resolved between the parties within one hundred eighty (180) days of the date of the initial demand by either party for such mediation, shall be finally determined by the courts.

The use of such a procedure shall not be construed to affect adversely the rights of either party under the doctrines of laches, waiver or estoppel. Nothing in this paragraph shall prevent either party from resorting to judicial proceedings if: (A) good faith efforts to resolve a dispute under these procedures have been unsuccessful: or (B) interim resort to a court is necessary to prevent serious and irreparable injury to a party or to others. This section shall not apply to claims or disputes relating to intellectual property rights.

     12.9   Compliance with U.S. Export and Re-export Controls. Licensee and its
            --------------------------------------------------
agents and emp1oyees shall not disclose, transfer, export, or re-export, directly or indirectly, any software, technology (or direct products thereof) provided under this Agreement to any destination, end user, or end use prohibited under the U.S. Export Administration Regulations or any other applicable export control laws, without the prior written approval of the U.S. Department of Commerce or other relevant agency. This clause shall survive termination or lapse of the Agreement.

     12.10  Severability. If any provision of this Agreement is held to be
            ------------
invalid by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect. The parties agree to re-negotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision.

     12.11  No Waiver. The failure of either party to enforce any term or
            ---------
condition of this Agreement shall not constitute a waiver of that party's rights to enforce subsequent breaches of any term or condition under this Agreement.

     12.12  Notices. Any notices required to be given under this Agreement shall
            -------
be in writing and addressed to the respective party at the address shown on the first page of this Agreement or such other address as may be provided by each party from time-to-time. Notices shall be effective when received and shall be sent by certified or registered mail, return receipt requested, or by overnight courier.

     12.13  Force Majeure. Neither party shall be liable to the other for its
            -------------
failure to perform any of its obligations under this Agreement, except for payment obligations, during any period in which such performance is delayed because such services were rendered impracticable or impossible due to circumstances beyond the responsible party's reasonable control, provided that the party experiencing the delay promptly notices the other of the delay. Any Technical Support to be performed at Licensee's facility, as referenced in Exhibit D, section 6.0, may not be performed if Lynx reasonably believes conditions at such facility represent a safety or health hazard to any Lynx employee.

The terms and conditions on Exhibits "A," "B," "C," and "D" are attached hereto and made a part hereof.

LYNX REAL-TIME SYSTEMS, INC.

By: /s/ Inder M. Singh
    ------------------------------------

Print Name:  INDER M. SINGH
           -----------------------------

Title: CHAIRMAN & CEO
       ---------------------------------

Date:   4/30/99
     -----------------------------------


LICENSEE:

Company:     Xerox Corporation


By: /s/ Raymond Valukonis
   -------------------------------------

Print Name:  Raymond Valukonis
           -----------------------------

Title:  Vice President Finance, ODPG
      ----------------------------------

Date:     4/30/99
     -----------------------------------

                                   EXHIBIT A


[*]


[*]=Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  EXHIBIT B


[*]


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT C
                          END-USER LICENSE AGREEMENT
                          --------------------------


--------------------------------------------------------------------------------
SOFTWARE LICENSE. The following terms apply to copyrighted software and the accompanying documentation, including but not limited to operating system software, provided with or within the Equipment ("Base Software") as well as software specifically set out as "Application Software" on the face of this Agreement. This license does not apply to any Diagnostic Software nor to any software and accompanying documentation made subject to a separate license agreement.

A. Licensee grants you a non-exclusive, non-transferable license to use the Base Software only on or with the Equipment with which (or within which) it was delivered and to make one back-up copy. For Application Software, Licensee grants you a non-exclusive, non-transferable license to use this software on any single unit of equipment you desire along with the right to make one back-up copy for as long as you are current in the payment of any indicated software license fees (including the Annual Renewal Fees, if any). You have no other rights to the Base or Application Software and, in particular, may not (1) distribute, modify, create derivatives of, decompile, or reverse engineer the Base or Application Software, or (2) allow others to engage in same. Title to the Base and Application Software, any back-up copy of it, and all copyrights and other intellectual property rights in it, shall at all times reside solely with Xerox and/or its licensors.

B. Xerox may terminate your license for any Base Software (1) immediately if you no longer use or possess the Equipment or are a lessor of the Equipment and your first lessee no longer uses or possesses it or (2) upon the date of termination of any agreement under which you have rented or leased the Equipment.

C. If you transfer possession of the Equipment, Xerox will offer the transferee a license to use the Base Software on or with it, subject to Xerox' then-applicable terms and license fees, if any, and provided the transfer is not in violation of Xerox' rights.

D. Xerox warrants that the Base and Application Software will perform in material conformity with its published specifications for a 90-day period from the date it is delivered or, for software installed by Xerox, the date of software installation. Neither Xerox nor its licensors warrant that the Base or Application Software will be free from errors or that its operation will be uninterrupted.

SOFTWARE SUPPORT. During the period that Xerox provides Basic Services for the Equipment, Xerox will also provide software support for the Base Software under the following terms. For Application Software, Xerox will provide this same level of support provided you are current in the payment of all Initial License and Annual Renewal Fees (or, for programs not requiring Annual Renewal Fees, the payment of the Initial License Fee and the annual "Support Only" Fees):

A. Xerox will assure that Base and Application Software performs in material conformity with its published specifications and will maintain a toll-free hotline during standard business hours for responding to questions regarding Base and Application Software.

B. Xerox may make available new releases of the Base or Application Software that exclusively incorporates coding error fixes ("Maintenance Releases"). Maintenance Releases are provided at no charge and must be implemented within six (6) months after being made available to you. Each new Maintenance Release accepted by you shall be considered Base or Application Software governed by the Software License terms.

C. Xerox will use reasonable efforts, either directly and/or with its vendors, to resolve coding errors or provide workarounds or patches, provided you report problems in the manner specified by Xerox.

D. Xerox shall not be obligated to remedy coding errors if you have made modifications to the Base or Application Software.

E. Xerox may annually adjust the Annual Renewal and Support-Only Fees, each such increase not to exceed 10%. (For state and local-government customers, this adjustment shall take place at the commencement of each of your annual contract cycles.)

                                   EXHIBIT D


[*, Pages 12-19]

[*] = Certain information on pages 12-19 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  SCHEDULE 1
                                DOCUMENTATION:

 The following documents will be shipped with the Software:

 Part Number             Description
-------------------------------------------------------------------
 DOC-0261                LynxOS 3.0.1 Release Notes
------------------------------------------------------------------
 DOC-0263                LynxOS 3.0.1 Installation Guide
------------------------------------------------------------------
 DOC-0264                LynxOS 3.0.1 Hardware Support Guide
------------------------------------------------------------------
 DOC-0265                TotalDB Release Notes
------------------------------------------------------------------
 DOC-0276                LynxOS 3.0.1 Device Mosaic Release Notes
------------------------------------------------------------------
 ISBN 1-56592-015-5      X Window System User's Guide
------------------------------------------------------------------
 ISBN 1-56592-074-0      Posix.4: Programming for the Real World
------------------------------------------------------------------
 ISBN 1-937175-73-0      Posix Programmers Guide
------------------------------------------------------------------
 DKT-0007                GNU C/C++ Tools Set
------------------------------------------------------------------
 DKT-0008                LynxOS Base Documentation Set
------------------------------------------------------------------
 DOC-0253                LynxInsure++ Release Notes
------------------------------------------------------------------
 DOC-0252                LynxInsure++ InUSE
------------------------------------------------------------------
 DOC-0251                LynxInsure++ TCA
------------------------------------------------------------------
 DOC-0250                LynxInsure++ User's Guide
------------------------------------------------------------------
 DOC-0249                LynxInsure++ Getting Started
------------------------------------------------------------------
 DOC-0222                TimeScan User's Guide
------------------------------------------------------------------
 DOC-0223                ELOG Library Programmer's Guide
------------------------------------------------------------------
 DOC-0225                TimeScan Release Notes
------------------------------------------------------------------
 DOC-0220                TotalView User's Guide
------------------------------------------------------------------
 DOC-0221                TotalView Supplement
------------------------------------------------------------------
 DOC-0224                TotalView Release Notes
------------------------------------------------------------------

                                       20